Exhibit 99.1

Paylocity Announces First Quarter Fiscal Year 2019 Financial Results

•                  Q1 2019 Total Revenue of $100.5 million, up 26% year-over-year

•                  Q1 2019 Recurring Revenue of $99.3 million, up 26% year-over-year

SCHAUMBURG, IL. — November 1, 2018 — Paylocity Holding Corporation (Nasdaq: PCTY), a leading provider of cloud-based payroll and human capital management software solutions, today announced financial results for the first quarter of fiscal year 2019, which ended September 30, 2018.

“Fiscal 2019 is off to a nice start with $100.5 million in total revenue and 26% growth over the first quarter of last fiscal year,” said Steve Beauchamp, Chief Executive Officer of Paylocity. “Last month we hosted a record number of attendees for our Elevate Client Conference, where we announced the release of our TPA solutions product as well as a number of new innovative features across our platform. We also continue to receive recognition highlighting the strength of our culture with 3 additional great place to work awards.”

First Quarter Fiscal 2019 Financial Highlights

Revenue:

•                  Total revenue was $100.5 million, an increase of 26% from first quarter fiscal year 2018 revenue, as adjusted and as presented on a non-GAAP basis in the table below.

•                  Total recurring revenue was $99.3 million, representing 99% of total revenue and an increase of 26% from first quarter fiscal year 2018 total recurring revenue, as adjusted and as presented on a non-GAAP basis in the table below.

Operating Income:

•                  GAAP operating income was $3.8 million and non-GAAP operating income was $15.3 million in the first quarter of fiscal year 2019.

Net Income:

•                  GAAP net income was $9.9 million or $0.18 per share for the first quarter of fiscal year 2019 based on 55.5 million diluted weighted average common shares outstanding. GAAP net income includes $6.9 million of excess tax benefit related to employee stock-based compensation payments.

Adjusted EBITDA:

•                  Adjusted EBITDA, a non-GAAP measure, was $23.3 million in the first quarter of fiscal year 2019.

Balance Sheet and Cash Flow:

•                  Cash, cash equivalents and invested corporate cash totaled $84.9 million as of the end of the quarter.

•                  Cash flow from operations for the first quarter of fiscal year 2019 was $7.3 million compared to $8.2 million for the first quarter of fiscal year 2018, which included a $1.7 million tenant improvement allowance.

Stock Repurchase Plan:

In August 2018 Paylocity’s Board of Directors approved a stock repurchase plan under which $35.0 million was available for repurchase through August 14, 2019, and the stock repurchase plan has been fully executed.

Accounting Update:

We adopted ASC 606 using the modified retrospective method in fiscal 2019, which began on July 1, 2018. Under ASC 606 we will amortize certain sales and implementation expenses over a period of 7 years.

Also as of July 1, 2018 we began recognizing implementation revenue ratably over a period of generally up to 24 months.

In the interest of comparability during this transition year, in the reconciliation table below we are providing revenue for each quarter of fiscal 2018 on a GAAP and non-GAAP, pro-forma basis giving effect to the change in recognition of implementation revenue for fiscal 2018.

Paylocity Holding Corporation

Reconciliation of GAAP to non-GAAP Revenue

(In thousands)

	Three Months Ended September 30, 2017			Three Months Ended December 31, 2017			Three Months Ended March 31, 2018
	As Reported	Non-GAAP Adjustments (1)	As Adjusted	As Reported	Non-GAAP Adjustments (1)	As Adjusted	As Reported	Non-GAAP Adjustments (1)	As Adjusted
Revenues:
Recurring fees	$77,294	$—	$77,294	$81,292	$—	$81,292	$105,857	$—	$105,857
Interest income on funds held for clients	1,617	—	1,617	1,783	—	1,783	2,719	—	2,719
Total recurring revenues	78,911	—	78,911	83,075	—	83,075	108,576	—	108,576
Implementation services and other	2,589	(1,789)	800	2,929	(1,011)	1,918	4,831	(2,076)	2,755
Total Revenue	$81,500	$(1,789)	$79,711	$86,004	$(1,011)	$84,993	$113,407	$(2,076)	$111,331

	Three Months Ended June 30, 2018			Twelve Months Ended June 30, 2018
	As Reported	Non-GAAP Adjustments (1)	As Adjusted	As Reported	Non-GAAP Adjustments (1)	As Adjusted
Revenues:
Recurring fees	$89,989	$—	$89,989	$354,432	$—	$354,432
Interest income on funds held for clients	2,974	—	2,974	9,093	—	9,093
Total recurring revenues	92,963	—	92,963	363,525	—	363,525
Implementation services and other	3,653	(600)	3,053	14,002	(5,476)	8,526
Total Revenue	$96,616	$(600)	$96,016	$377,527	$(5,476)	$372,051

(1) As adjusted implementation revenue as if we recognized implementation revenue ratably over a period of up to 24 months for each quarter of fiscal 2018.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook

Based on information available as of November 1, 2018, Paylocity is issuing guidance for the second quarter and full fiscal year 2019 as indicated below.

Second Quarter 2019:

•                  Total revenue is expected to be in the range of $104.0 million to $105.0 million, which represents approximately 23% growth over fiscal 2018 second quarter revenue, as adjusted and as presented on a non-GAAP basis in the table above.

•                  Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $23.5 million to $24.5 million.

Fiscal Year 2019:

•                  Total revenue is expected to be in the range of $453.0 million to $455.0 million, which represents approximately 22% growth over fiscal 2018 total revenue, as adjusted and as presented on a non-GAAP basis in the table above.

•                  Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $126.5 million to $128.5 million.

We are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Conference Call Details

Paylocity will host a conference call to discuss its first quarter fiscal year 2019 results at 4:00 p.m. Central Time today (5:00 Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.paylocity.com. Participants who choose to call in to the conference call can do so by dialing (855) 226-3021 or (315) 625-6892, passcode 9217039. A replay of the call will be available and archived via webcast at www.paylocity.com.

About Paylocity

Paylocity (NASDAQ: PCTY) is a leading provider of cloud-based payroll and human capital management (HCM) software solutions. Paylocity’s comprehensive product suite delivers a unified platform for professionals to make strategic decisions in the areas of benefits, core HR, payroll, talent, and workforce management, while cultivating a modern workplace and improving employee engagement. Founded in 1997 and headquartered in Schaumburg, Ill., Paylocity has consistently been recognized nationally for its innovation, culture, and growth. In 2018, Paylocity was honored on Glassdoor’s Best Places to Work Employees’ Choice list; ranked #30 on Crain’s Chicago’s Fast Fifty list of fastest-growing companies; named one of the 101 Best & Brightest Companies to Work For; and ranked #6 on Selling Power’s 50 Best Companies to Sell For list, among receiving a number of other national and local workplace awards. For more information about Paylocity, visit www.paylocity.com.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, adjusted gross profit, adjusted recurring gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP net income per share, non-GAAP sales and marketing, non-GAAP total research and development and non-GAAP general and administrative and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, acquisition-related costs and lease exit costs. Adjusted gross profit and adjusted recurring gross profit are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized internal-use software costs. Non-GAAP operating income is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles, lease exit costs and accelerated depreciation expense and acquisition-related costs. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles, acquisition-related costs and lease exit costs and accelerated depreciation expense. Non-GAAP net income and non-GAAP net income per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles, acquisition-related costs, lease exit costs and accelerated depreciation expense and the income tax effect on these items, the valuation allowance release, excess tax benefit related to employee stock-based compensation payments and the impact of tax reform. Pro forma diluted weighted average number of common shares are adjusted for the weighted average effect of potentially diluted shares. Non-GAAP total research and development is adjusted for capitalized internal-use software costs and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs, purchase of property and equipment and lease allowances used for tenant improvements. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.

Included in the press release, we also refer to non-GAAP revenue. Effective July 1, 2018, we began recognizing implementation revenue ratably over a period of generally up to 24 months. To allow investors comparability to prior year results, we have provided comparable information on fiscal 2018 as if we had recognized implementation revenue ratably over a period of up to 24 months during fiscal 2018. However, for periods beginning before adoption, those adjusted financial measures are considered not to be calculated in accordance with GAAP and are thus presented as non-GAAP financial metrics.

Safe Harbor/forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, ability to scale its business, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals.  Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; Paylocity’s ability to sell new products and retain subscriptions for its existing products to its new and existing clients; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; Paylocity’s reliance on and ability to expand its referral network of third parties; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; difficulties in forecasting Paylocity’s tax position; risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets, including the potential repeal or replacement of the Affordable Care Act; continued acceptance of SaaS as an effective method for delivery of payroll and HCM solutions; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or the unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 10, 2018.  Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC.  These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Balance Sheets

(in thousands, except per share data)

	June 30,	September 30,
	2018	2018
Assets
Current assets:
Cash and cash equivalents	$137,193	$63,662
Corporate investments	732	21,225
Accounts receivable, net	3,453	2,992
Deferred contract costs	—	16,215
Prepaid expenses and other	11,248	14,220

Total current assets before funds held for clients	152,626	118,314
Funds held for clients	1,225,614	1,168,156

Total current assets	1,378,240	1,286,470
Capitalized internal-use software, net	21,094	22,034
Property and equipment, net	62,029	61,823
Intangible assets, net	13,002	12,439
Goodwill	9,590	9,590
Long-term deferred contract costs	—	59,061
Long-term prepaid expenses and other	1,504	3,132
Deferred income tax assets, net	22,140	9,554

Total assets	$1,507,599	$1,464,103

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,990	$3,559
Accrued expenses	42,241	35,678

Total current liabilities before client fund obligations	45,231	39,237
Client fund obligations	1,225,614	1,168,156

Total current liabilities	1,270,845	1,207,393
Deferred rent	22,812	22,660
Other long-term liabilities	1,118	1,424

Total liabilities	$1,294,775	$1,231,477
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2018 and September 30, 2018	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2018 and September 30, 2018; 52,758 shares issued and outstanding at June 30, 2018 and 52,796 shares issued and outstanding at September 30, 2018	53	53
Additional paid-in capital	219,588	176,851
Retained earnings (accumulated deficit)	(6,678)	55,846
Accumulated other comprehensive loss	(139)	(124)
Total stockholders’ equity	$212,824	$232,626
Total liabilities and stockholders’ equity	$1,507,599	$1,464,103

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Operations and Comprehensive Income

(in thousands, except per share data)

	Three Months Ended
	September 30,
	2017	2018
Revenues:
Recurring fees	$77,294	$95,761
Interest income on funds held for clients	1,617	3,502

Total recurring revenues	78,911	99,263
Implementation services and other	2,589	1,241

Total revenues	81,500	100,504
Cost of revenues:
Recurring revenues	24,091	29,231
Implementation services and other	10,868	6,711

Total cost of revenues	34,959	35,942
Gross profit	46,541	64,562
Operating expenses:
Sales and marketing	21,180	26,418
Research and development	8,895	11,400
General and administrative	15,951	22,968

Total operating expenses	46,026	60,786
Operating income	515	3,776
Other income	109	269

Income before income taxes	624	4,045
Income tax expense (benefit)	81	(5,807)

Net income	$543	$9,852
Other comprehensive income (loss)
Unrealized gains (losses) on securities, net of tax	(5)	15
Total other comprehensive income (loss)	(5)	15
Comprehensive income	$538	$9,867

Net income per share:
Basic	$0.01	$0.19
Diluted	$0.01	$0.18

Weighted-average shares used in computing net income per share:
Basic	51,893	52,865
Diluted	54,610	55,487

Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises for each of the three months ended September 30 are included in the above line items:

	Three months ended September 30,
	2017	2018
Cost of revenue — recurring	$737	$1,084
Cost of revenue — implementation services and other	444	512
Sales and marketing	2,051	1,967
Research and development	1,097	1,664
General and administrative	2,966	5,759
Total stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	$7,295	$10,986

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	September 30,
	2017	2018

Cash flows from operating activities:

Net income	$543	$9,852
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	6,606	9,425
Depreciation and amortization expense	6,673	8,232
Deferred income tax expense (benefit)	37	(5,809)
Provision for doubtful accounts	4	30
Net accretion of discounts and amortization of premiums on available-for-sale securities	(108)	(407)
Loss on disposal of equipment	31	241
Changes in operating assets and liabilities:
Accounts receivable	(529)	431
Deferred contract costs	—	(7,169)
Prepaid expenses and other	(305)	(853)
Accounts payable	(101)	(415)
Accrued expenses	(6,304)	(6,214)
Tenant improvement allowance	1,656	—
Net cash provided by operating activities	8,203	7,344

Cash flows from investing activities:
Purchases of available-for-sale securities	(58,844)	(75,804)
Proceeds from sales and maturities of available-for-sale securities	421	56,446
Net change in funds held for clients’ cash and cash equivalents	59,001	55,844
Capitalized internal-use software costs	(3,751)	(5,001)
Purchases of property and equipment	(2,693)	(2,428)
Lease allowances used for tenant improvements	(1,466)	—
Net cash provided by (used in) investing activities	(7,332)	29,057

Cash flows from financing activities:
Net change in client fund obligations	(470)	(57,458)
Repurchases of common shares	—	(34,679)
Proceeds from exercise of stock options	—	85
Taxes paid related to net share settlement of equity awards	(6,470)	(17,880)
Net cash used in financing activities	(6,940)	(109,932)
Net Change in Cash and Cash Equivalents	(6,069)	(73,531)
Cash and Cash Equivalents—Beginning of Period	103,468	137,193
Cash and Cash Equivalents—End of Period	$97,399	$63,662
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchase of property and equipment and internal-use software, accrued but not paid	$4,317	$1,064
Repurchases of common shares, accrued but not paid	$—	$313
Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes, net of refunds	$53	$351

Paylocity Holding Corporation

Reconciliation of GAAP to non-GAAP Financial Measures

(In thousands except per share data)

	Three months Ended September 30,
	2017	2018
Reconciliation from gross profit to adjusted gross profit:
Gross profit	$46,541	$64,562
Amortization of capitalized internal-use software costs	3,389	4,212
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,181	1,596
Adjusted gross profit	$51,111	$70,370

	Three months Ended September 30,
	2017	2018
Reconciliation from total recurring revenues to adjusted recurring gross profit:
Total recurring revenues	$78,911	$99,263
Cost of recurring revenues	24,091	29,231
Recurring gross profit	54,820	70,032
Amortization of capitalized internal-use software costs	3,389	4,212
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	737	1,084
Adjusted recurring gross profit	$58,946	$75,328

	Three months Ended September 30,
	2017	2018
Reconciliation from operating income to non-GAAP operating income:
Operating income	$515	$3,776
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	7,295	10,986
Amortization of acquired intangibles	359	563
Non-GAAP operating income	$8,169	$15,325

	Three months Ended September 30,
	2017	2018
Reconciliation from net income to non-GAAP net income:
Net income	$543	$9,852
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, net of tax	7,295	7,690
Amortization of acquired intangibles, net of tax	359	394
Excess tax benefit related to employee stock-based compensation payments	—	(6,925)
Non-GAAP net income	$8,197	$11,011

	Three months Ended September 30,
	2017	2018
Calculation of non-GAAP net income per share:
Non-GAAP net income	$8,197	$11,011
Diluted weighted-average number of common shares	54,610	55,487
Non-GAAP net income per share	$0.15	$0.20

	Three months Ended September 30,
	2017	2018
Reconciliation from net income to Adjusted EBITDA:
Net income	$543	$9,852
Interest expense	—	—
Income tax expense (benefit)	81	(5,807)
Depreciation and amortization expense	6,673	8,232
EBITDA	7,297	12,277
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	7,295	10,986
Adjusted EBITDA	$14,592	$23,263

	Three months Ended September 30,
	2017	2018
Reconciliation of non-GAAP Sales and Marketing:
Sales and Marketing	$21,180	$26,418
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	2,051	1,967
Non-GAAP Sales and Marketing	$19,129	$24,451

	Three months Ended September 30,
	2017	2018
Reconciliation of non-GAAP Total Research and Development:
Research and Development	$8,895	$11,400
Capitalized internal-use software costs	3,751	5,001
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,097	1,664
Non-GAAP Total Research and Development	$11,549	$14,737

	Three months Ended September 30,
	2017	2018
Reconciliation of non-GAAP General and Administrative:
General and Administrative	$15,951	$22,968
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	2,966	5,759
Amortization of acquired intangibles	359	563
Non-GAAP General and Administrative	$12,626	$16,646